Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2024

SECOND QUARTER OPERATING RESULTS

•	Second quarter reported net sales increased 1.6 percent year-over-year to $1.65 billion.

•

Internal sales increased 1.0 percent year-over-year, driven by dental consumables growth of 2.9 percent; excluding certain infection control products, internal sales of dental consumables increased 4.7 percent year-over-year.

•	Delivered second quarter GAAP earnings of $0.42 per diluted share and adjusted earnings of $0.50 per diluted share.

•	Returned $85.9 million to shareholders through dividends and share repurchases.

•	Revises fiscal 2024 GAAP earnings guidance to $2.04 to $2.14 per diluted share and adjusted earnings[1] guidance of $2.35 to $2.45 per diluted share.

St. Paul, Minn. — November 29, 2023 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported operating results for its fiscal 2024 second quarter ended October 28, 2023.

“Our team executed well against softer than anticipated demand within our end markets,” said Don Zurbay, President and CEO of Patterson Companies. “Steady patient traffic supported strong performance in our broad and resilient dental consumables portfolio that was offset by lower sales in certain high-tech dental equipment categories. Our Animal Health segment benefitted from the depth of our offering and omnichannel presence across a wide range of animal species. We delivered healthy sales growth in our production animal business while our companion animal business was impacted by moderating veterinary clinic visits.

“The macro environment challenges we faced during the second quarter do not change our core objectives or continued conviction in making strategic investments in our distribution capabilities, software offerings, and value-added services. While we have adjusted our fiscal 2024 guidance to reflect our current expectations for the near term, we remain confident in the enduring strength and resiliency of the Dental and Animal Health end markets. We continue to believe that our talented team and comprehensive value proposition make Patterson well positioned to drive enhanced growth, profitability and value creation over the long term.”

Second Quarter Fiscal 2024 Results

Consolidated net sales were $1.65 billion (see attached Sales Summary for further details), an increase of 1.6 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation, contributions from recent acquisitions and the net impact of an interest rate swap, increased 1.0 percent over the prior year period.

Reported net income attributable to Patterson Companies, Inc. for the second quarter of fiscal 2024 was $40.0 million, or $0.42 per diluted share, compared to $54.1 million, or $0.55 per diluted share, in the second quarter of fiscal 2023. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, totaled $47.3 million for the second quarter of fiscal 2024, or $0.50 per diluted share, compared to $61.2 million, or $0.63 per diluted share, in the second quarter of fiscal 2023. The year-over-year decrease in reported and adjusted net income attributable to Patterson Companies, Inc. in the second quarter of fiscal 2024 was primarily due to lower sales of dental technology equipment and increased operating expenses compared to the prior year period.

Patterson Dental

Reported net sales in the Dental segment for the second quarter of fiscal 2024 were $626.4 million. Internal sales decreased 0.2 percent compared to the fiscal 2023 second quarter. Internal sales of consumables increased 2.9 percent year-over-year. Excluding the deflationary impact of certain infection control products, internal sales of consumables increased 4.7 percent year-over-year. Compared to the prior year period, internal sales of equipment decreased 6.3 percent and internal sales of value-added services increased 3.1 percent.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Patterson Animal Health

Reported net sales in the Animal Health segment for the second quarter of fiscal 2024 were $1.02 billion. Internal sales growth of 0.2 percent year-over-year was driven by growth in the production animal business, which more than offset reduced sales in the companion animal business. Within the Animal Health segment, internal sales of consumables decreased 0.6 percent, equipment increased 0.9 percent and value-added services increased 67.9 percent.

Balance Sheet and Capital Allocation

During the first six months of fiscal 2024, Patterson Companies used $485.3 million of cash from operating activities and collected deferred purchase price receivables of $489.5 million, generating $4.2 million in cash, compared to using $30.5 million in the prior year period. Free cash flow1 (see definition below and attached free cash flow table) during the first six months of fiscal 2024 improved by $28.0 million compared to the first six months of fiscal 2023 due to a decreased level of working capital during the first six months of fiscal 2024.

In the second quarter of fiscal 2024, Patterson declared a quarterly cash dividend of $0.26 per share and returned $24.9 million in cash dividends to shareholders. Also, under an existing share repurchase authorization, the company repurchased approximately $61.0 million of shares during the second quarter of fiscal 2024. Through the first six months of fiscal 2024, Patterson Companies returned $140.8 million to shareholders in the form of cash dividends and share repurchases. At of the end of the second quarter of fiscal 2024, Patterson had approximately $319 million of share repurchase authority remaining on its current share repurchase authorization.

Year-to-Date Results

Consolidated reported net sales for the first six months of fiscal 2024 totaled $3.23 billion, a 2.5 percent year-over-year increase. Internal sales for the first six months of fiscal 2024, which are adjusted for the effects of currency translation, contributions from recent acquisitions and the net impact of an interest rate swap, increased 1.6 percent year-over-year. Through the first six months of fiscal 2024, Dental segment internal sales increased 0.9 percent, including a 3.7 percent increase in consumables, a 6.0 percent decline in equipment and a 4.4 percent increase in value-added services. Through the first six months of fiscal 2024, Animal Health segment internal sales increased 2.0 percent, including 1.4 percent growth in consumables, a 1.3 percent decline in equipment and a 70.1 percent increase in value-added services.

Reported net income attributable to Patterson Companies, Inc. was $71.2 million, or $0.74 per diluted share, compared to $78.7 million, or $0.81 per diluted share in last year’s period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, totaled $85.8 million, or $0.90 per diluted share, compared to $92.9 million, or $0.95 per diluted share, in the year-ago period.

Fiscal 2024 Guidance

Patterson Companies today revised its fiscal 2024 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $2.04 to $2.14 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.35 to $2.45 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expenses of approximately $29.3 million ($0.31 per diluted share).

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Our guidance reflects the strength of our business and competitive positioning, as well as our expectations for the North American and international end markets in which we operate, which we expect to be affected by the ongoing challenges of inflationary trends and higher interest rates as well as additional slow-down in the broader economy. Beyond macroeconomic and geopolitical uncertainty, our guidance further assumes that there are no material adverse developments associated with wide-spread public health concerns.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely net sales, gross profit, operating expenses, operating income, other income (expense), net, income before taxes, income tax expense, net income, net loss attributable to noncontrolling interests, net income attributable to Patterson Companies, Inc., and diluted earnings per share attributable to Patterson Companies, Inc. for the impact of deal amortization and an interest rate swap along with any related tax effects of these items.

•

Interest rate swap — Our customer financing net sales include the impact of changes in interest rates on deferred purchase price receivables, as the average interest rate in our contract portfolio may not fluctuate at the same rate as interest rate markets, resulting in an increase or reduction of gain on contract sales.

We enter into an interest rate swap to hedge a portion of the related interest rate risk. These agreements do not qualify for hedge accounting, and the gains or losses on an interest rate swap are reported in other income and expense in our condensed consolidated statements of operation and other comprehensive income.

Beginning this quarter and for the first quarter of fiscal 2024, we present a non-GAAP adjustment to reclassify the mark-to-market adjustment on the interest rate swap from other income (expense) to net sales to align the swap impact with the impact on customer financing net sales. We believe adjusted net sales, adjusted gross profit and adjusted operating income, which include the gains and losses on the interest rate swap, provides additional comparability from period to period because they present the impact of interest rate fluctuations, net of the mark-to-market swap adjustment, within adjusted net sales. We note the net impact of interest rate fluctuations has a minimal impact on net income. Deal amortization along with the related tax effect of this item. We believe this adjustment provides comparability with other companies.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted for the effects of currency translation, contributions from recent acquisitions and the net impact of an interest rate swap. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales excluding the impact of foreign currency, an interest rate swap and recent acquisitions provides useful supplementary information to investors in light of fluctuations in these variables that are independent of our period-over-period performance.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Second Quarter Conference Call and Replay

Patterson Companies’ fiscal 2024 second quarter conference call will start at 8:30 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2024 second quarter conference call can be heard for one week at 1-800-770-2030 and by providing the Conference ID 71954 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: wide-spread public health concerns as we experienced, and may continue to experience, with the COVID-19 pandemic; our dependence on suppliers to manufacture and supply substantially all of the products we sell; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; adverse changes in supplier rebates or other purchasing incentives; risks of selling private label products, including the risk of adversely affecting our relationships with suppliers; the risk of technological and market obsolescence for the products we sell; the risk of failing to innovate and develop new and enhanced software and e-services products; our dependence on positive perceptions of Patterson’s reputation; risks associated with illicit human use of pharmaceutical products we distribute; risks inherent in acquiring and disposing of assets or other businesses and risks inherent in integrating acquired businesses; turnover or loss of key personnel or highly skilled employees; risks associated with information systems, software products and cyber-security attacks; risks related to climate change; our ability to comply with restrictive covenants and other limits in our credit agreement; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive dental and animal health supply markets in which we compete; the effects of consolidation within the dental and animal health supply markets; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, weather conditions, the availability of natural resources and other factors outside our control, and the risks of the companion animal business, including the possibility of disease adversely affecting the pet

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

population; exposure to the risks of the health care industry, including changes in demand due to political, economic and regulatory influences and other factors outside our control; increases in over-the-counter sales and e-commerce options; risks from the formation or expansion of GPOs, provider networks and buying groups that may place us at a competitive disadvantage; risks of litigation and government inquiries and investigations, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with health care fraud or other laws and regulations; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with evolving data privacy laws and regulations; tax legislation; risks inherent in international operations, including currency fluctuations; and uncertain macro-economic conditions, including inflationary pressures.

The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement.

Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 28,	October 29,	October 28,	October 29,
	2023	2022	2023	2022
Net sales	$1,652,772	$1,626,204	$3,229,517	$3,149,469
Gross profit	339,026	328,089	658,081	640,222
Operating expenses	282,123	267,994	562,956	545,283

Operating income	56,903	60,095	95,125	94,939
Other income (expense):
Other income, net	7,096	18,203	18,997	19,983
Interest expense	(10,642)	(7,544)	(20,154)	(13,107)

Income before taxes	53,357	70,754	93,968	101,815
Income tax expense	13,502	17,105	22,983	23,906

Net income	39,855	53,649	70,985	77,909
Net loss attributable to noncontrolling interests	(103)	(424)	(207)	(754)

Net income attributable to Patterson Companies, Inc.	$39,958	$54,073	$71,192	$78,663

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.42	$0.56	$0.75	$0.81

Diluted	$0.42	$0.55	$0.74	$0.81

Weighted average shares:
Basic	94,710	96,913	95,127	96,771
Diluted	95,156	97,552	95,722	97,708
Dividends declared per common share	$0.26	$0.26	$0.52	$0.52

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 28, 2023	April 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$113,886	$159,669
Receivables, net	490,428	477,384
Inventory	858,028	795,072
Prepaid expenses and other current assets	328,334	351,011

Total current assets	1,790,676	1,783,136
Property and equipment, net	218,977	212,283
Operating lease right-of-use assets, net	101,532	92,956
Goodwill and identifiable intangibles, net	368,351	388,293
Investments	162,531	160,022
Long-term receivables, net and other	247,623	242,456

Total assets	$2,889,690	$2,879,146

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$688,687	$724,993
Other accrued liabilities	223,723	250,949
Operating lease liabilities	30,132	28,390
Current maturities of long-term debt	36,000	36,000
Borrowings on revolving credit	170,000	45,000

Total current liabilities	1,148,542	1,085,332
Long-term debt	449,974	451,231
Non-current operating lease liabilities	74,393	67,376
Other non-current liabilities	161,692	156,672

Total liabilities	1,834,601	1,760,611
Stockholders’ equity	1,055,089	1,118,535

Total liabilities and stockholders’ equity	$2,889,690	$2,879,146

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	October 28, 2023	October 29, 2022
Operating activities:
Net income	$70,985	$77,909
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	42,836	41,090
Non-cash employee compensation	11,650	8,393
Non-cash losses (gains) and other, net	3,166	5,085
Change in assets and liabilities:
Receivables	(487,186)	(508,811)
Inventory	(67,416)	(100,596)
Accounts payable	(30,911)	41,557
Accrued liabilities	(24,908)	(47,519)
Other changes from operating activities, net	(3,492)	(37,269)

Net cash used in operating activities	(485,276)	(520,161)
Investing activities:
Additions to property and equipment and software	(33,467)	(26,779)
Collection of deferred purchase price receivables	489,452	489,639
Payments related to acquisitions, net of cash acquired	(1,108)	—
Payments related to investments	—	(15,000)

Net cash provided by investing activities	454,877	447,860
Financing activities:
Dividends paid	(50,331)	(50,732)
Repurchases of common stock	(90,491)	(15,000)
Payments on long-term debt	(1,500)	—
Draw on revolving credit	125,000	145,000
Other financing activities	4,141	(1,766)

Net cash provided by (used in) financing activities	(13,181)	77,502
Effect of exchange rate changes on cash	(2,203)	(6,935)

Net change in cash and cash equivalents	(45,783)	(1,734)
Cash and cash equivalents at beginning of period	159,669	142,014

Cash and cash equivalents at end of period	$113,886	$140,280

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 28, 2023	October 29, 2022	Total Sales Growth	Foreign Exchange Impact	Net Interest Rate Swap	Acquisition Impact	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,319,363	$1,301,256	1.4%	0.9%	—%	0.2%	0.3%
Equipment	230,293	243,896	(5.6)	(0.2)	—	—	(5.4)
Value-added services and other	103,116	81,052	27.2	0.7	(12.7)	6.5	32.7

Total	$1,652,772	$1,626,204	1.6%	0.7%	(0.6)%	0.5%	1.0%

Dental
Consumable	$346,492	$337,489	2.7%	(0.2)%	—%	—%	2.9%
Equipment	200,127	214,006	(6.5)	(0.2)	—	—	(6.3)
Value-added services and other	79,762	77,428	3.0	(0.1)	—	—	3.1

Total	$626,381	$628,923	(0.4)%	(0.2)%	—%	—%	(0.2)%

Animal Health
Consumable	$972,871	$963,767	0.9%	1.2%	—%	0.3%	(0.6)%
Equipment	30,166	29,890	0.9	—	—	—	0.9
Value-added services and other	21,585	9,339	131.1	6.5	—	56.7	67.9

Total	$1,024,622	$1,002,996	2.2%	1.2%	—%	0.8%	0.2%

Corporate
Value-added services and other	$1,769	$(5,715)	(131.0)%	—%	180.0%	—%	(311.0)%

Total	$1,769	$(5,715)	(131.0)%	—%	180.0%	—%	(311.0)%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 28, 2023	October 29, 2022	Total Sales Growth	Foreign Exchange Impact	Net Interest Rate Swap	Acquisition Impact	Internal Sales Growth
Six Months Ended
Consolidated net sales
Consumable	$2,635,088	$2,563,025	2.8%	0.6%	—%	0.2%	2.0%
Equipment	394,264	417,831	(5.6)	(0.2)	—	—	(5.4)
Value-added services and other	200,165	168,613	18.7	0.4	(0.9)	6.2	13.0

Total	$3,229,517	$3,149,469	2.5%	0.4%	—%	0.5%	1.6%

Dental
Consumable	$698,539	$675,329	3.4%	(0.3)%	—%	—%	3.7%
Equipment	337,676	360,516	(6.3)	(0.3)	—	—	(6.0)
Value-added services and other	157,466	150,995	4.3	(0.1)	—	—	4.4

Total	$1,193,681	$1,186,840	0.6%	(0.3)%	—%	—%	0.9%

Animal Health
Consumable	$1,936,549	$1,887,696	2.6%	0.9%	—%	0.3%	1.4%
Equipment	56,588	57,315	(1.3)	—	—	—	(1.3)
Value-added services and other	42,475	18,355	131.4	4.6	—	56.7	70.1

Total	$2,035,612	$1,963,366	3.7%	0.9%	—%	0.8%	2.0%

Corporate
Value-added services and other	$224	$(737)	(130.4)%	—%	212.3%	—%	(342.7)%

Total	$224	$(737)	(130.4)%	—%	212.3%	—%	(342.7)%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	July 29, 2023	July 30, 2022	Total Sales Growth	Foreign Exchange Impact	Net Interest Rate Swap	Acquisition Impact	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,315,725	$1,261,769	4.3%	0.3%	—%	0.2%	3.8%
Equipment	163,971	173,935	(5.7)	(0.3)	—	—	(5.4)
Value-added services and other	97,049	87,561	10.8	0.1	10.0	5.8	(5.1)

Total	$1,576,745	$1,523,265	3.5%	0.2%	0.6%	0.5%	2.2%

Dental
Consumable	$352,047	$337,840	4.2%	(0.4)%	—%	—%	4.6%
Equipment	137,549	146,510	(6.1)	(0.4)	—	—	(5.7)
Value-added services and other	77,704	73,567	5.6	(0.2)	—	—	5.8

Total	$567,300	$557,917	1.7%	(0.4)%	—%	—%	2.1%

Animal Health
Consumable	$963,678	$923,929	4.3%	0.5%	—%	0.3%	3.5%
Equipment	26,422	27,425	(3.7)	—	—	—	(3.7)
Value-added services and other	20,890	9,016	131.7	2.7	—	56.7	72.3

Total	$1,010,990	$960,370	5.3%	0.5%	—%	0.8%	4.0%

Corporate
Value-added services and other	$(1,545)	$4,978	(131.0)%	—%	175.2%	—%	(306.2)%

Total	$(1,545)	$4,978	(131.0)%	—%	175.2%	—%	(306.2)%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Operating income (loss)
Dental	$55,277	$60,950	$93,947	$97,845
Animal Health	26,346	28,316	56,039	50,175
Corporate	(24,720)	(29,171)	(54,861)	(53,081)

Total	$56,903	$60,095	$95,125	$94,939

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended October 28, 2023	GAAP	Deal amortization	Interest rate swap	Non-GAAP
Net sales	$1,652,772	$—	$2,786	$1,655,558
Gross profit	339,026	—	2,786	341,812
Operating expenses	282,123	(9,628)	—	272,495

Operating income	56,903	9,628	2,786	69,317
Other income (expense), net	(3,546)	—	(2,786)	(6,332)

Income before taxes	53,357	9,628	—	62,985
Income tax expense	13,502	2,305	—	15,807

Net income	39,855	7,323	—	47,178
Net loss attributable to noncontrolling interests	(103)	—	—	(103)

Net income attributable to Patterson Companies, Inc.	$39,958	$7,323	$—	$47,281

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.42	$0.08	$—	$0.50

Gross margin	20.5%			20.6%
Operating margin	3.4%			4.2%
Effective tax rate	25.3%			25.1%

For the three months ended October 29, 2022	GAAP	Deal amortization	Interest rate swap	Non-GAAP
Net sales	$1,626,204	$—	$13,072	$1,639,276
Gross profit	328,089	—	13,072	341,161
Operating expenses	267,994	(9,327)	—	258,667

Operating income	60,095	9,327	13,072	82,494
Other income (expense), net	10,659	—	(13,072)	(2,413)

Income before taxes	70,754	9,327	—	80,081
Income tax expense	17,105	2,237	—	19,342

Net income	53,649	7,090	—	60,739
Net loss attributable to noncontrolling interests	(424)	—	—	(424)

Net income attributable to Patterson Companies, Inc.	$54,073	$7,090	$—	$61,163

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.55	$0.07	$—	$0.63

Gross margin	20.2%			20.8%
Operating margin	3.7%			5.0%
Effective tax rate	24.2%			24.2%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the six months ended October 28, 2023	GAAP	Deal amortization	Interest rate swap	Non-GAAP
Net sales	$3,229,517	$—	$9,561	$3,239,078
Gross profit	658,081	—	9,561	667,642
Operating expenses	562,956	(19,254)	—	543,702

Operating income	95,125	19,254	9,561	123,940
Other income (expense), net	(1,157)	—	(9,561)	(10,718)

Income before taxes	93,968	19,254	—	113,222
Income tax expense	22,983	4,609	—	27,592

Net income	70,985	14,645	—	85,630
Net loss attributable to noncontrolling interests	(207)	—	—	(207)

Net income attributable to Patterson Companies, Inc.	$71,192	$14,645	$—	$85,837

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.74	$0.15	$—	$0.90

Gross margin	20.4%			20.6%
Operating margin	2.9%			3.8%
Effective tax rate	24.5%			24.4%

For the six months ended October 29, 2022	GAAP	Deal amortization	Interest rate swap	Non-GAAP
Net sales	$3,149,469	$—	$11,124	$3,160,593
Gross profit	640,222	—	11,124	651,346
Operating expenses	545,283	(18,678)	—	526,605

Operating income	94,939	18,678	11,124	124,741
Other income (expense), net	6,876	—	(11,124)	(4,248)

Income before taxes	101,815	18,678	—	120,493
Income tax expense	23,906	4,474	—	28,380

Net income	77,909	14,204	—	92,113
Net loss attributable to noncontrolling interests	(754)	—	—	(754)

Net income attributable to Patterson Companies, Inc.	$78,663	$14,204	$—	$92,867

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.81	$0.15	$—	$0.95

Gross margin	20.3%			20.6%
Operating margin	3.0%			3.9%
Effective tax rate	23.5%			23.6%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended July 29, 2023	GAAP	Deal amortization	Interest rate swap	Non-GAAP
Net sales	$1,576,745	$—	$6,775	$1,583,520
Gross profit	319,055	—	6,775	325,830
Operating expenses	280,833	(9,626)	—	271,207

Operating income	38,222	9,626	6,775	54,623
Other income (expense), net	2,389	—	(6,775)	(4,386)

Income before taxes	40,611	9,626	—	50,237
Income tax expense	9,481	2,304	—	11,785

Net income	31,130	7,322	—	38,452
Net loss attributable to noncontrolling interests	(104)	—	—	(104)

Net income attributable to Patterson Companies, Inc.	$31,234	$7,322	$—	$38,556

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.32	$0.08	$—	$0.40

Gross margin	20.2%			20.6%
Operating margin	2.4%			3.4%
Effective tax rate	23.3%			23.5%

For the three months ended July 30, 2022	GAAP	Deal amortization	Interest rate swap	Non-GAAP
Net sales	$1,523,265	$—	$(1,948)	$1,521,317
Gross profit	312,133	—	(1,948)	310,185
Operating expenses	277,289	(9,351)	—	267,938

Operating income	34,844	9,351	(1,948)	42,247
Other income (expense), net	(3,783)	—	1,948	(1,835)

Income before taxes	31,061	9,351	—	40,412
Income tax expense	6,801	2,237	—	9,038

Net income	24,260	7,114	—	31,374
Net loss attributable to noncontrolling interests	(330)	—	—	(330)

Net income attributable to Patterson Companies, Inc.	$24,590	$7,114	$—	$31,704

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.25	$0.07	$—	$0.32

Gross margin	20.5%			20.4%
Operating margin	2.3%			2.8%
Effective tax rate	21.9%			22.4%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Six Months Ended
	October 28, 2023	October 29, 2022
Net cash used in operating activities	$(485,276)	$(520,161)
Additions to property and equipment and software	(33,467)	(26,779)
Collection of deferred purchase price receivables	489,452	489,639

Free cash flow	$(29,291)	$(57,301)